Exhibit 24

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint John L. Stauch and Angela D. Lageson, or either of them, his/her attorney-in-fact and agent, with full power of substitution, for the purpose of signing on his/her behalf as a director of Pentair, Inc. the Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission within the next sixty days, and to file the same, with all exhibits thereto and other supporting documents, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

Date: February 21, 2012

Signature		Title

/s/	Leslie Abi-Karam	Director
Leslie Abi-Karam

/s/	Glynis A. Bryan	Director
Glynis A. Bryan

/s/	Jerry W. Burris	Director
Jerry W. Burris

/s/	T. Michael Glenn	Director
T. Michael Glenn

/s/	Charles A. Haggerty	Director
Charles A. Haggerty

/s/	David H. Y. Ho	Director
David H. Y. Ho

/s/	David A. Jones	Director
David A. Jones

/s/	Ronald L. Merriman	Director
Ronald L. Merriman

/s/	William T. Monahan	Director
William T. Monahan